ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrine en LETTRES MAJUSCULES SEULEMENT):

L	A	R	G	O	R	E	S	O	U	R	C	E	S	L	T	D	.

2. The name of the corporation is changed to (if applicable):  (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'll y a lieu) (écrine en LETTRES MAJUSCULES SEULEMENT):

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1988-04-18
(Year, Month, Day) (année, mols, jour)

4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors.  II faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are: Nombre d'administrateurs:		minimum and maximum number of directors is/are: nombres minimum et maximum d'administrateurs:

Number Nombre		minimum and maximum minimum et maximum

or ou

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

To consolidate the issued and outstanding common shares of the Corporation on the basis of one common share for every 10 common shares currently issued and outstanding.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétiés par actions

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2021/03/01
(Year, Month, Day) (année, mols, jour)

These articles are signed in duplicate.
Les presents statuts sont signés en double exemplaire.

LARGO RESOURCES LTD.
(Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l'article un à la page une).

By:
Par:

/s/ Ernest Cleave	Chief Financial Officer
(Signature) Signature)	(Description of Office) (Fonction)